EXHIBIT 99.1

MEDIA CONTACT:
Jeff Baker	William Bartkowski
President	Partner
Analysts International	MeritViewPartners
Phone: (952) 835-5900	Phone: (612) 605-8616
jpbaker@analysts.com	bartkowski@meritviewpartners.com

Analysts International to Schedule First Quarter Conference Call after
Filing of S-4 Registration Statement with SEC

Declining Sub-supplier Revenue and First Quarter Project Delays Contribute to Lower
than Forecast Results

MINNEAPOLIS, April 19, 2005 - Analysts International (Nasdaq: ANLY) announced today that the Company will schedule its regular quarterly conference call after the Company and Computer Horizons Corp. (Nasdaq: CHRZ) have filed their Form S-4 with the Securities and Exchange Commission. The filing is expected to take place in May.

On April 13, 2005, Analysts International and Computer Horizons jointly announced that they executed a definitive agreement to combine in a merger-of-equals transaction to create one of the largest IT Professional Services firms in the United States.

Analysts International also today announced that it expects to report revenue and results per share for the quarter ended March 31, 2005 lower than management’s previous guidance. Revenue for the quarter is expected to be between $78 and $79 million and the Company now expects to report a loss for the quarter of $(0.02) to $(0.03) per share. In 2004, for the comparable quarter, the Company reported $85.4 million in revenue and earnings per share of $0.02. The Company will release results of its first quarter at the close of the market Thursday, April 28, 2005.

Jeffrey P. Baker, President of the Company, commented, “As previously disclosed we saw a significant decline in sub-supplier revenue in the first quarter. In addition, we saw a number of projects and business initiatives that were expected to contribute to a profitable first quarter experience delays. We anticipate profitable growth in future periods.”

About Analysts International
Analysts International is a global technology services company with annual revenue of more than $330 million. Headquartered in Minneapolis, the Company is a leader in implementing and managing technology solutions, committed to helping businesses become more adaptive, competitive and profitable. Working with industry leaders to expand its capabilities, Analysts International has established a loyal following of more than 1,000 client organizations, ranging from Fortune 50 companies to mid-tier industry leaders. The Company's nationwide network of offices and customer service sites allows it to adapt resources and services for any size project or supplemental requirement. Analysts International's lines of business include Technology Integration Services for applications and hardware; Advisory Services for optimizing IT investments; Outsourcing Services with local, national and international capabilities; and Staffing Services to support human capital management needs. For information visit http://www.analysts.com.

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Statements contained herein, which are not strictly historical fact, are forward-looking statements. Words such as "believes," "intends," "possible," "expects," "estimates," "anticipates," or "plans" and similar expressions are intended to identify forward-looking statements. Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the Company's current expectations relating to future revenues, earnings, results of operations and future sales or growth. The Company's actual results may vary materially from those projected due to certain risks and uncertainties such as the general state of the economy, volume of business activity, continued need for our services by current and prospective clients, client cancellations, the Company's ability to control and improve profit margins, including our ability to control operating costs and hourly rates for our services, the availability and utilization of qualified technical personnel and other similar factors. For more information concerning risks and uncertainties to the Company's business refer to the discussion in the "Market Condition, Business Outlook and Risks to Our Business" section in the Company's Annual Report for the year ending January 3, 2004, and the Company's prior Annual Reports, 10-Ks, 10-Qs, other Securities and Exchange Commission filings and investor relations materials.